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                                                                    EXHIBIT 3.33

[illegible]      [illegible]
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 Examiner       Name Approved


C   [ ]               8
P   [X]         -------------
M   [X]              P.C.
RA  [X]


                        The Commonwealth of Massachusetts
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

                       MICHAEL JOSEPH CONNOLLY, Secretary
                     ONE ASHBURTON PLACE, BOSTON, MASS 02108

                            ARTICLES OF ORGANIZATION

                             (Under G.L., Ch. 156B)
                                  Incorporators


NAME                                                  POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation give state of incorporation.

Kevin M. Carome                                      c/o Ropes & Gray
                                                     225 Franklin Street
                                                     Boston, Massachusetts 02110


         The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

         1. The name by which the corporation shall be known is:

            Electronic Interconnect Systems, Inc.

         2. The purpose for which the corporation is formed is as follows:

            (a) To engage in the business of manufacturing, marketing and distributing electrical and electronic wire and wiring devices.

            (b) To carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 X 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.







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         3. The total number of shares and the par value if any, of each class of stock within the corporation is authorized as follows



  ---------------------------------------------------------------------------
                    WITHOUT PAR VALUE              WITH PAR VALUE
                   ----------------------------------------------------------
    CLASS OF STOCK  NUMBER OF SHARES    NUMBER OF SHARES  PAR      AMOUNT
                                                          VAL.
  ---------------------------------------------------------------------------
      Preferred                                                  $
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
      Common                                 300,000      $1.00   300,000
  ---------------------------------------------------------------------------



        *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

               None.

        *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

               None.

        *6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution or for omitting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  See attached pages 6A, 6B, 6C and 6D attached hereto and incorporated herein by reference.

*If there are no provisions state "None"







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Article 6
-----------------------
Other Lawful Provisions

         (a) The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

         (b) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

         (c) The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

         (d) The directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by law or the bylaws requires action by the stockholders.

         (e) Meetings of the stockholders may be held anywhere in the United States.

         (f) No stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

         (g) The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

                                       6-A







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         (h) The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

         (i) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

         (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

         (2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

         (3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

                                       6-B







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         the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

         the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation; and

         the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of this corporation, or is constituted of the directors or officers of this corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of a majority of the shares of each class of the capital stock of this corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation; provided, however, that

         A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

         B. the stockholders so voting shall have made any findings required by law;

         C. stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

         D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers

                                       6-C







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               or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph (i) which should be valid but for such provision or provisions.

         (j) The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

                                       6-D







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         7    By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

         8 The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 10 days after the date of filing.)

         9 The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

              a. The post office address of the initial principal office of the corporation of Massachusetts is:

                           c/o C.T. Corporation System
                           2 Oliver Street
                           Boston, Massachusetts 02109

              b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

           NAME                  RESIDENCE                  POST OFFICE ADDRESS
President: Fred G. Berlet     35 Parkwood Drive
                              Tillsonburg, Ontario N4G287          same

Treasurer: Louis O'Brien      68 Parkwood Drive
                              Tillsonburg, Ontario N4G2C2          same

Clerk: Kathryn A. Cronin      1078 Avenue Road
                              Toronto, Ontario     M5N2C9          same

Director: James D. Fleck      20 Wilket Road
                              Willowdale, Ontario  M2LIN6          same

              c. The date initially adopted on which the corporation's fiscal year ends is:
                                    January 31 of each year.

              d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                                Third Monday in April of each year.

              e. The name and business address or the resident agent, if any, of the corporation is:

                        C.T. Corporation System
                        2 Oliver Street
                        Boston, Massachusetts 02109

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 27th day of March 1984.


            KEVIN M. CAROME
            --------------------------------------
            Kevin M. Carome, sole incorporator

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of prejury that he is duly authorized on its behalf to sign these Articles of Organization.







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                             [STAMP ILLEGIBLE]







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                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12
                     =======================================


         I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 28th day of March 1984.

Effective date

                             MICHAEL JOSEPH CONNOLLY
                             ----------------------------
                             MICHAEL JOSEPH CONNOLLY

                               Secretary of State

                PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT
                         TO BE FILLED IN BY CORPORATION

         TO:

                       Kevin M. Carome
                       c/o Ropes & Gray
                       225 Franklin Street
                       Boston, Massachusetts 02110

                       Telephone: (617) 423-6100

FILING FEE 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $125. General Laws, Chapter 156B Shares of stock with a par value less than one dollar shall be deemed to have par value of one dollar per share.


                              A TRUE COPY ATTEST

                             WILLIAM FRANCIS GALVIN
                        ----------------------------------
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
                        Date 11/16/99   Clerk [illegible]


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